UNITED STATES SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
 Date of Report (date of earliest event reported):  June 19, 2018

 Commission file number 0-21513
DXP Enterprises, Inc.
(Exact name of registrant as specified in its charter)
Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040	(713) 996-4700
(Address of principal executive offices)	Registrant's telephone number, including area code.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS
On June 19, 2018, DXP Enterprises, Inc. (the "Company") held its 2018 Annual Shareholders Meeting (the "Annual Meeting").  There were 17,374,151 shares of common stock entitled to be voted at the Annual Meeting, of which 16,308,666 or 93.86 percent, were voted in person or by proxy.  Additionally, there were 5,000 shares of Series A and B preferred stock entitled to 500 votes at the Annual Meeting. The results for each item submitted for a vote of shareholders are as follows. The shareholders:
(1)	Voted to elect each of the four (4) nominees for director.
(2)	Approved, on an advisory basis, the compensation of the Company's named executive officers.
(3)	Voted to ratify the appointment of Moss Adams, LLP as the Company's independent registered public accounting firm for fiscal 2018.

The Company's inspector of election certified the following vote tabulations:

PROPOSAL 1: ELECTION OF DIRECTORS
	Common Stock Shares/Votes Voted For	Common Stock Shares/Votes Withheld	Broker Non-Votes
David Little	13,216,008	557,393	2,535,265
Cletus Davis	7,813,663	5,959,738	2,535,265
Timothy P. Halter	8,240,595	5,532,806	2,535,265
David Patton	8,332,884	5,440,517	2,535,265

PROPOSAL 2: ADVISORY VOTE ON COMPENSATION OF NAMED EXECUTIVE OFFICERS

With respect to the number of shares of Common Stock that were voted for, voted against, and were withheld from voting for proposal #2 to approve, as a non-binding advisory vote, executive compensation are set forth below:

For	12,798,993
Against	858,240
Abstain	116,168
Broker Non-Votes	2,535,265

PROPOSAL 3: RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

With respect to the ratification of Moss Adams, LLP as independent registered public accountant that were voted for, voted against, and were withheld from voting for proposal #3 are set forth below:

For	16,280,641
Against	25,832
Abstain	2,193
Broker Non-Votes	-

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DXP ENTERPRISES, INC.
(Registrant)

By:	/s/ Kent Yee
Kent Yee
Senior Vice President and Chief Financial Officer

By:	/s/ Gene Padgett
Gene Padgett
Senior Vice President and Chief Accounting Officer

Dated: June 19, 2018

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